Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253208 on Form S-3 and Registration Statement Nos. 333-192775, 333-192776, 333-236255, 333-253211, 333-262860, 333-269697 and 333-275693 on Forms S-8 of our reports dated November 19, 2024, relating to the financial statements of Aramark and the effectiveness of Aramark's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended September 27, 2024.

/s/ Deloitte & Touche LLP
Philadelphia, PA
November 19, 2024